UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 26, 2007

MediaNet Group Technologies, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-32307	13-4067623
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5100 W. Copans Road, Suite 710, Margate, Florida 33063

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) (954) 974-5818

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

(a) MediaNet Group Technologies, Inc. completed a private placement of 6 million shares of common stock to a group of new and existing institutional and accredited investors for approximately $600,000 in gross proceeds on December 26,2007.

(b) The total offering price was ten (10) cents per share. A commission and expenses of $62,000 was paid to Noble International Investments, Inc. who acted as selling agent for the Company.

(c) The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933. The shares were acquired by 19 investors, each of whom acquired such shares for investment. A restrictive legend was placed on the certificates issued.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MediaNet Group Technologies, Inc.

Dated: December 28, 2007

By:	/s/ Martin A. Berns

Martin A. Berns

Chief Executive Officer